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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 17, 2001
                                                          -------------


                            MYRIAD GENETICS, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


Delaware                                0-26642                  87-0494517
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(State or other                       (Commission              (IRS Employer
jurisdiction                          File Number)          Identification No.)
of incorporation)


320 Wakara Way, Salt Lake City, Utah                                84108
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(Address of principal executive offices)                          (Zip Code)


      Registrant's telephone number, including area code: (801) 584-3600
                                                          --------------


                                Not applicable
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         (Former name or former address, if changed since last report)
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Item 5.    Other Events.
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         On July 16, 2001, the Board of Directors of Myriad Genetics, Inc. (the
"Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), to stockholders of record at the close of business on July 17, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Preferred Stock"), at a purchase price of $300.00 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Mellon Investor Services LLC, as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement or disclosure that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person, entity or group becoming an Acquiring Person.

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights may be exercised so that only whole shares of Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 17, 2011, unless earlier redeemed by the Company as described below (such date upon which Rights are no longer exercisable is hereinafter referred to as the "Expiration Date").

         As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will represent the Rights. Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date.

         At any time following the Distribution Date, if (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or

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exchanged, (ii) a person, entity or group becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the Board determines to be fair to, and otherwise in the best interests of, the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by an Acquiring Person will be null and void. The events set forth in this paragraph are referred to as "Section 11(a)(ii) Events."

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer determined by the Board of Directors to be fair as described in clause (ii) of the second preceding paragraph), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of such-common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         At any time after the occurrence of a Section 11(a)(ii) Event, the Board may exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one Common Stock Equivalent (as defined in the Rights Agreement), per Right (subject to adjustment).

         The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

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         In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). After the redemption period has expired, the Company's right of redemption may be reinstated if either (i) an Acquiring Person reduces its beneficial ownership to less than 15% of the outstanding shares of Common Stock in a transaction or a series of transactions not involving the Company, or (ii) the Board of Directors approves the merger of the Company with, or acquisition of the Company by, a person or entity unrelated to the Acquiring Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 per Right redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After such event, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding title or interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement, provided, however, that no amendment to adjust the time period
           --------  -------
governing redemption shall be made at such time as the Rights are not redeemable.

         The Rights Agreement, dated as of July 17, 2001 between the Company and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights and including the form of the Certificate of Designations setting forth the terms of the Preferred Shares as an exhibit thereto is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 7.     Financial Statements, Pro Form Financial Information and Exhibits.
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(a)     Financial statements of business acquired.
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Not Applicable

(b)     Pro forma financial information.
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Not Applicable.

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(c)     Exhibits.
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               Exhibit
               No.              Description
               -------          -----------

               4.1 Form of Rights Agreement, dated as of July 17, 2001, between the Registrant and Mellon Investor Services LLC.

               99.1             Registrant's Press Release, issued July 18,
                                2001.

               99.2             Form of letter to the Registrant's stockholders.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         MYRIAD GENETICS, INC.


Dated:  July 18, 2001             By:    /s/ Peter D. Meldrum
                                         ---------------------------------------
                                                 Peter D. Meldrum
                                                 President and Chief Executive
                                                 Officer
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                                 EXHIBIT INDEX


        Exhibit No.                           Description
        -----------                           -----------

            4.1 Form of Rights Agreement, dated as of July 17, 2001, between the Registrant and Mellon Investor Services LLC.

            99.1            Registrant's Press Release, issued July 18, 2001.

            99.2            Form of letter to the Registrant's stockholders.

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